Exhibit 99.1
Century Reports Second Quarter 2016 Financial Results
CHICAGO, IL -- 07/28/16 -- Century Aluminum Company (NASDAQ: CENX) reported a net loss of $9.5 million ($0.11 per share) for the second quarter of 2016. This result included the negative impact of a $4.9 million ($0.05 per share) lower of cost or market inventory adjustment. The second quarter adjusted net loss was $4.6 million ($0.05 per share).
For the second quarter of 2015, Century reported a net loss of $33.9 million ($0.39 per share). Results included a $30.9 million impairment charge ($0.35 per share) related to the permanent closure of our Ravenswood smelter and a $25.7 million charge ($0.30 per share) for lower of cost or market inventory adjustments. Results were also negatively impacted by $11.7 million ($0.13 per share) in costs related to the labor disruption at our Hawesville smelter. Results were favorably impacted by a $10.3 million ($0.12 per share) unrealized gain on the fair value of contingent consideration related to the Mt. Holly acquisition.
Sales for the second quarter of 2016 were $326.8 million compared with $523.5 million for the second quarter of 2015. Shipments of primary aluminum for the second quarter of 2016 were 185,567 tonnes compared with 233,950 tonnes shipped in the second quarter of 2015. The decrease in sales and shipment volume was directly attributable to curtailment actions taken in the second half of 2015.
Net cash provided by operating activities in the second quarter of 2016 was $8.7 million. Our cash position at quarter end was $129 million and we had $89 million of revolver availability.
For the first half of 2016, Century reported a net loss of $25.7 million ($0.29 per share). Results included a favorable impact of $0.9 million for lower of cost or market inventory adjustments.
For the first half of 2015, Century reported net income of $39.9 million ($0.42 per share). Results included a $30.9 million impairment charge related to the permanent closure of our Ravenswood smelter and a $25.7 million charge for lower of cost or market inventory adjustments. Results were also negatively impacted by $11.7 million in costs related to the labor disruption at our Hawesville smelter, $1.6 million for signing bonuses related to a new labor agreement in Iceland and $1.0 million related to the separation of a former senior executive. Results were favorably impacted by a $16.8 million unrealized gain on the fair value of contingent consideration related to the Mt. Holly acquisition.
Sales for the first half of 2016 were $645.6 million compared with $1,111.4 million for the first half of 2015. Shipments of primary aluminum for the first half of 2016 were 368,186 tonnes compared with 479,208 tonnes shipped for the first half of 2015. The decrease in sales and shipment volume was directly attributable to curtailment actions taken in the second half of 2015.
“Geopolitical uncertainty and volatility have persisted throughout 2016,” commented Michael Bless, President and Chief Executive Officer. “Recent events have caused additional distortions in the currency markets and in interest rates, further pressuring commodities prices. The aluminum price has performed relatively well in these difficult market conditions. Demand in our end markets remains robust and, barring a significant exogenous shock, should remain so. The supply picture has been largely static over the last few months. That said, forecasters predict significant production increases in China during the second half of the year; this incremental supply is expected to come from new capacity as well as from the restart of curtailed plants. The primary aluminum industry in China continues to be bolstered, in myriad ways, by state support which is clearly illegal under global trade rules. We strongly believe it is now high time that action is taken to confront this critical issue, which poses a clear and present danger to the remaining U.S. aluminum industry.”
“Within this challenging environment, we continue to manage the company with an emphasis on the integrity of our operations,” added Mr. Bless. “Safety performance has been encouraging; we insist on continuous improvement in this most important area. During the second half of 2015, we took aggressive actions to protect the competitiveness of our operations. In the recently completed quarter, we again exceeded our product mix and cost structure targets. This strict focus on our operations will preserve Century’s ability to capitalize when the market environment becomes more favorable.”
Mr. Bless concluded, “We reached a new agreement with a third-party supplier to purchase the majority of electric power required for our Mt. Holly smelter. Regrettably, we continue to be required to purchase twenty-five percent of the plant’s power consumption from the state-owned provider; the high cost of this power puts Mt. Holly’s average power cost well above the global median. We thus continue to require a structural change to our electric power arrangements in South Carolina; achievement of this objective would also allow us to restart the half of the plant that is presently idled.”

About Century Aluminum
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.
Non-GAAP Financial Measures
Adjusted net income (loss) and adjusted earnings (loss) per share are non-GAAP financial measures that management believes provide additional meaningful information regarding Century's financial performance as these measures generally highlight trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because they eliminate items that have less bearing on our operating performance and ability to generate cash. The table below, under the heading "Reconciliation of Non-GAAP Financial Measures," provides a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Century's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, adjusted net income (loss) and adjusted earnings (loss) per share included in this press release may not be comparable to similarly titled measures of other companies. Investors are encouraged to review the reconciliation in conjunction with the presentation of these non-GAAP financial measures.
Cautionary Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may." Our forward-looking statements include, without limitation, statements with respect to: future global and local financial and economic conditions; our assessment of the aluminum market and aluminum prices (including premiums); the potential outcome or occurrence of any trade claims to address excess capacity or unfair trade practices; our assessment of power pricing and our ability to successfully obtain and/or implement long-term competitive power arrangements for our operations and projects; our ability to procure alumina, carbon products and other raw materials and our assessment of pricing and costs and other terms relating thereto; our relationship with our employees and labor unions; the future operation or potential curtailment of our U.S. assets; the future financial and operating performance of Century, its subsidiaries and its projects; future earnings, operating results and liquidity; future inventory, production, sales, cash costs and capital expenditures; future impairment charges or restructuring costs; our business objectives, strategies and initiatives, including our ability to achieve productivity improvements or cost reductions.
Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)
	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
NET SALES:
Related parties	$290,283	$513,681	$570,660	$1,089,410
Third-party customers	36,471	9,810	74,948	21,992
Total net sales	326,754	523,491	645,608	1,111,402
Cost of goods sold	321,172	515,149	643,078	1,008,965
Gross profit	5,582	8,342	2,530	102,437
Selling, general and administrative expenses	9,945	10,012	19,570	21,983
Ravenswood impairment	—	30,850	—	30,850
Other operating expense - net	578	2,601	1,459	4,680
Operating income (loss)	(4,941)	(35,121)	(18,499)	44,924
Interest expense	(5,497)	(5,573)	(10,990)	(11,124)
Interest income	171	61	285	203
Net gain on forward and derivative contracts	353	566	706	919
Unrealized gain on fair value of contingent consideration	—	10,287	—	16,814
Other income (expense) - net	(299)	93	(305)	1,147
Income (loss) before income taxes and equity in earnings of joint ventures	(10,213)	(29,687)	(28,803)	52,883
Income tax benefit (expense)	319	(5,065)	2,389	(14,366)
Income (loss) before equity in earnings of joint ventures	(9,894)	(34,752)	(26,414)	38,517
Equity in earnings of joint ventures	379	855	736	1,365
Net income (loss)	$(9,515)	$(33,897)	$(25,678)	$39,882

Net income (loss) allocated to common stockholders	$(9,515)	$(33,897)	$(25,678)	$36,628
EARNINGS (LOSS) PER COMMON SHARE:
Basic	$(0.11)	$(0.39)	$(0.29)	$0.42
Diluted	(0.11)	(0.39)	(0.29)	0.41
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	87,060	86,873	87,050	87,838
Diluted	87,060	86,873	87,050	88,495

CENTURY ALUMINUM COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(Unaudited)
	June 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$129,384	$115,393
Restricted cash	2,669	791
Accounts receivable - net	14,304	9,475
Due from affiliates	14,511	17,417
Inventories	231,832	231,872
Prepaid and other current assets	27,953	42,412
Assets held for sale	29,695	30,697
Total current assets	450,348	448,057
Property, plant and equipment - net	1,197,604	1,232,256
Other assets	71,636	72,155
TOTAL	$1,719,588	$1,752,468
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$89,303	$90,489
Due to affiliates	9,662	10,045
Accrued and other current liabilities	48,479	48,822
Accrued employee benefits costs	10,006	10,148
Industrial revenue bonds	7,815	7,815
Total current liabilities	165,265	167,319
Senior notes payable	247,484	247,278
Accrued pension benefits costs - less current portion	42,935	43,999
Accrued postretirement benefits costs - less current portion	125,903	125,999
Other liabilities	53,102	53,009
Deferred taxes	90,464	96,994
Total noncurrent liabilities	559,888	567,279

SHAREHOLDERS’ EQUITY:
Series A Preferred stock (one cent par value, 5,000,000 shares authorized; 160,000 issued and 76,378 outstanding at June 30, 2016; 160,000 issued and 76,539 outstanding at December 31, 2015)	1	1
Common stock (one cent par value, 195,000,000 authorized; 94,262,108 issued and 87,075,587 outstanding at June 30, 2016; 94,224,571 issued and 87,038,050 outstanding at December 31, 2015)	942	942
Additional paid-in capital	2,514,227	2,513,631
Treasury stock, at cost	(86,276)	(86,276)
Accumulated other comprehensive loss	(111,003)	(112,650)
Accumulated deficit	(1,323,456)	(1,297,778)
Total shareholders’ equity	994,435	1,017,870
TOTAL	$1,719,588	$1,752,468

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	Six months ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(25,678)	$39,882
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Unrealized gain on fair value of contingent consideration	—	(16,814)
Unrealized gain on E.ON contingent obligation	(706)	(706)
Lower of cost or market inventory adjustment	(871)	25,689
Depreciation and amortization	42,504	36,409
Ravenswood impairment	—	30,850
Pension and other postretirement benefits	1,345	(262)
Deferred income taxes	(6,513)	4,984
Stock-based compensation	596	894
Equity in earnings of joint ventures	(736)	(1,365)
Change in operating assets and liabilities:
Accounts receivable - net	(4,829)	66,359
Due from affiliates	2,906	(20,807)
Inventories	2,471	(60,631)
Prepaid and other current assets	12,516	3,819
Accounts payable, trade	(1,019)	(34,087)
Due to affiliates	1,560	41,406
Accrued and other current liabilities	(485)	(13,592)
Pension contribution - Mt. Holly	—	(34,595)
Other - net	542	(6,592)
Net cash provided by operating activities	23,603	60,841
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(7,734)	(31,368)
Purchase of remaining interest in Mt. Holly smelter	—	11,313
Proceeds from sale of property, plant and equipment	—	14
Restricted and other cash deposits	(1,878)	(282)
Net cash used in investing activities	(9,612)	(20,323)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	595	1,010
Repayments under revolving credit facilities	(595)	(1,010)
Repurchase of common stock	—	(36,352)
Net cash used in financing activities	—	(36,352)
CHANGE IN CASH AND CASH EQUIVALENTS	13,991	4,166
Cash and cash equivalents, beginning of period	115,393	163,242
Cash and cash equivalents, end of period	$129,384	$167,408

CENTURY ALUMINUM COMPANY
SELECTED OPERATING DATA
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM

	Direct (1)				Toll
	United States		Iceland		Iceland
	Tonnes	Sales $ (000)	Tonnes	Sales $ (000)	Tonnes	Sales $ (000)
2016
2nd Quarter	106,974	$204,173	54,968	$92,707	23,625	$27,944
1st Quarter	105,089	194,826	55,030	92,151	22,500	26,115
Total	212,063	$398,999	109,998	$184,858	46,125	$54,059

2015
2nd Quarter	157,373	$371,898	50,056	$110,083	26,521	$37,858
1st Quarter	169,306	421,141	45,967	112,662	29,985	46,617
Total	326,679	$793,039	96,023	$222,745	56,506	$84,475

(1)	Excludes scrap aluminum sales.

CENTURY ALUMINUM COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three months ended
	June 30, 2016
	$MM	EPS
Net loss as reported	$(9.5)	$(0.11)

Lower of cost or market inventory adjustment	4.9	0.05
Impact of preferred shares	—	0.01
Adjusted net loss	$(4.6)	$(0.05)

Contacts
Peter Trpkovski
(investors and media)
312-696-3112

Source: Century Aluminum Company

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